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                                                                     EXHIBIT 4.1

      SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS PRINTED ON THE BACK
                  OF THIS CERTIFICATE AND MADE A PART HEREOF.



                ORGANIZED UNDER THE LAWS OF THE STATE OF INDIANA



         CERTIFICATE NUMBER  _____                            ___________ UNITS



                        IROQUOIS BIO-ENERGY COMPANY, LLC
                                      UNITS

         THIS CERTIFIES THAT __________________________________________ IS THE
OWNER AND REGISTERED HOLDER OF _____________________________________ UNITS OF
IROQUOIS BIO-ENERGY COMPANY, LLC, TRANSFERABLE ONLY ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

         IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICERS THIS _______ DAY OF
_____________________, 2002.



               ----------------------------           --------------------------
               SECRETARY                              PRESIDENT



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The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration statement under the securities act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the securities act of 1933, as amended, and under applicable state securities laws.

The Units represented by this certificate quantify the limited liability company interest of the holder hereof in the Company. A limited liability company interest is personal property. The holder hereof has no interest in specific property of the Company. The limited liability company interest quantified by the Units represented by this certificate is governed by and are subject to the provisions of the Company's Operating Agreement, as amended and agreed to by the Members.

The Units represented by this certificate are subject to further restriction as to their sale, transfer, hypothecation, or assignment as set forth in the Company's Operating Agreement, as amended and agreed to by the Members. Said restriction provides, among other things, that no Units may be transferred, and that no vendee, transferee, assignee, or endorsee of a Member shall have the right to become a substituted Member without the consent of the Company's Board of Managers which consent may be given or withheld in the sole and absolute discretion of the Board of Managers.










FOR VALUE RECEIVED, ______________ HEREBY SELL, ASSIGN AND TRANSFER UNTO
______________________________________________________________________________
______________________________________ UNITS REPRESENTED BY THE WITHIN
CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
____________________________, ATTORNEY, TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED
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                                        Notice: The signature to this assignment
IN THE PRESENCE OF                      must correspond with the name as written
                                        upon the face of this Certificate in
----------------------------------      every particular, without alteration or
                                        enlargement or any change whatever.